UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 10, 2021

Winmark Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-22012	41-1622691
(Commission File Number)	(I.R.S. Employer Identification Number)

605 Highway 169 North, Suite 400, Minneapolis, Minnesota 55441

(Address of Principal Executive Offices) (Zip Code)

(763) 520-8500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, no par value per share	WINA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01; 2.03Entry into a Material Definitive Agreement; Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

Credit Agreement

On September 10, 2021, Winmark Corporation and is subsidiaries’ (collectively, the “Company”) entered into Amendment No. 9 to its Credit Agreement with CIBC Bank USA (formerly known as The PrivateBank and Trust Company) (the “Lender”). The amendment, among other things,

PGIM, Inc. (formerly Prudential Investment Management, Inc.)
●

Permits the Company to issue up to $30 million in additional term notes to one or more affiliates or managed accounts of PGIM, Inc. (formerly Prudential Investment Management, Inc.)

(collectively, “Prudential”);

●

Removes the tangible net worth covenant minimum requirement, amends the fixed charge coverage ratio definition, and amends the restricted payments covenant to allow the Company more flexibility with respect to shareholder distributions and/or common stock repurchases as long as certain conditions are met (as defined within Amendment No. 9);

●	Amends the provisions that allow for the replacement of LIBOR as an interest rate option in connection with borrowings under the Credit Agreement.

Amendment No. 9 to the Credit Agreement is effective as of September 10, 2021. The foregoing description of Amendment No. 9 to the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full amendment included hereto as Exhibit 10.1

Note Agreement

On September 10, 2021, the Company also entered into Amendment No. 5 to its Note Agreement with Prudential. The amendment, among other things,

o o o o
●

Provides for the issuance of $30.0 million in new senior secured notes, summarized as follows:

o
Prudential will purchase from the Company notes in the aggregate of $30.0 million;
o
The final maturity of the notes is 7 years;
o
Interest at a rate of 3.18% per annum on the outstanding principal balance is payable quarterly;
o
The notes may be prepaid, at the option of the Company, in whole or in part (in minimum amount of $1 million), but prepayments will require payment of a Yield Maintenance Amount.

●

Removes the tangible net worth covenant minimum requirement, amends the fixed charge coverage ratio definition, and amends the restricted payments covenant to allow the Company more flexibility with respect to shareholder distributions and/or common stock repurchases as long as certain conditions are met (as defined within Amendment No. 5).

Amendment No. 5 to the Note Agreement is effective as of September 10, 2021. The foregoing description of Amendment No. 5 to the Note Agreement does not purport to be complete and is qualified in its entirety by reference to the full amendment included hereto as Exhibit 10.3

Item 7.01; 8.01Regulation FD Disclosure; Other Events.

On September 10, 2021, the Company announced in a press release the issuance of the $30.0 million of senior secured notes described in Items 1.01 and 2.03 above. A copy of the press release is attached as Exhibit 99.1 of this Current Report on Form 8-K.

Forward Looking Statements

Certain statements in this Current Report on Form 8-K are forward looking statements made under the safe harbor provision of the Private Securities Litigation Reform Act. Such statements are based on management’s current expectations as of the date of this Report, but involve risks, uncertainties and other factors that may cause actual results to differ materially from those contemplated by such forward looking statements. Investors are cautioned to consider these forward looking statements in light of important factors which may result in material variations between results contemplated by such forward looking statements and actual results and conditions. More detailed information about these factors is contained under the headings “Forward Looking Statements” and “Risk Factors” in the Company’s periodic reports filed with the SEC, including the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 26, 2020 and Quarterly Report on Form 10-Q for the second quarter ended June 26, 2021. We caution investors to not place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

10.1	Amendment No. 9 to Credit Agreement dated September 10, 2021*
10.2	Credit Agreement dated July 13, 2010, among Winmark Corporation and its subsidiaries and CIBC Bank USA (formerly known as The PrivateBank and Trust Company) (1)
10.3	Amendment No. 5 to Note Agreement dated September 10, 2021*
10.4	Note Agreement dated May 14, 2015, among Winmark Corporation and its subsidiaries and PGIM, Inc. (formerly Prudential Investment Management, Inc.), its affiliates and managed accounts (2)
10.5	Amendment No. 3 to Intercreditor and Collateral Agency Agreement dated September 10, 2021*
99.1	Press Release dated September 10, 2021*
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document and incorporated as Exhibit 101)

*Filed Herewith

(1) Incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 26, 2010

(2) Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed on May 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINMARK CORPORATION

Date: September 10, 2021	By:	/s/Anthony D. Ishaug
Anthony D. Ishaug
Chief Financial Officer and Treasurer